SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 24, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2004, Riverstone Networks, Inc. (“Riverstone” or the “Registrant”), along with certain current and former directors and officers of Registrant, entered into an agreement with St. Paul Mecury Insurance Company (“St. Paul”). Under the terms of the settlement, St. Paul agreed to pay Registrant $7.6 million in cash, constituting a majority of the proceeds of the $10 million directors and officers liability insurance policy issued by St. Paul covering Registrant and its directors and officers. The payments are to be used to pay, in part, the $20.25 million class action and derivative litigation settlements announced by Registrant earlier this year. In exchange for the payment by St. Paul, the parties agreed to mutual releases of all claims with respect to the St. Paul insurance policy.

Riverstone received payment of the $7.6 million on November 24. The class action and derivative litigation settlement payments will be made upon preliminary court approval of the settlements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2004

RIVERSTONE NETWORKS, INC.

By:	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer